UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2005

GENVEC, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-24469	23-2705690
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 West Watkins Mill Road
Gaithersburg, MD
(Address of principal executive offices)

20878
(Zip code)

(240) 632 0740
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment is being filed solely to re-file an Earnings Press Release of GenVec, Inc. dated April 27, 2005, to correct a typographical error. The corrected version is filed as Exhibit 99.1.

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release of GenVec, Inc. dated April 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      GENVEC, INC.

/s/Jeffrey W. Church
Jeffrey W. Church
Chief Financial Officer, Treasurer
and Corporate Secretary

Date: May 2, 2005

EXHIBIT 99.1

65 West Watkins Mill Road Gaithersburg, MD 20878 tel: 240-632-0740 fax: 240-632-0735 www.genvec.com

Contact:
Jeffrey W. Church
CFO, Treasurer & Secretary
(240) 632-5510
jchurch@genvec.com

GENVEC REPORTS FIRST QUARTER 2005 FINANCIAL RESULTS

GAITHERSBURG, MD (April 27, 2005) - GenVec, Inc. (Nasdaq:GNVC), today announced its financial results for the first quarter ended March 31, 2005. GenVec reported a net loss of $3.5 million ($0.06 per share) compared to a net loss of $5.6 million ($0.11 per share) in the comparable quarter of 2004. The net loss improvement was primarily due to the increase in revenues from government-funded programs supporting the development of HIV and malaria vaccines. GenVec ended the first quarter of 2005 with $28.0 million in cash and investments.

Revenue for the first quarter increased to $4.5 million from $2.7 million for the same period last year. Revenue was derived primarily from the Company’s funded research and development programs with the National Institutes of Health (NIH), the United States Naval Medical Research Center and PATH’s Malaria Vaccine Initiative, all of which use GenVec’s proprietary technology for the development of clinical grade vaccine candidates, and our collaboration with Fuso Pharmaceutical Industries for the development of a targeted cancer therapy. The 67 percent increase in revenue for the first quarter of 2005 was primarily due to a $10 million expansion of the Company’s HIV vaccine development program with the NIH. This program now extends through 2008 and will provide up to $40 million in research and development payments to GenVec.

Operating expenses for the first quarter of 2005 decreased 4 percent, to $8.1 million from $8.4 million in the first quarter of 2004, primarily due to lower levels of license fee payments and outside costs related to the manufacture of clinical supplies for the Company’s ongoing TNFerade development program.

First Quarter 2005 Highlights

o	Initiation of a 74 patient randomized, controlled Phase II clinical trial of TNFerade™ in patients with locally advanced pancreatic cancer.

o
Initiation of a 129 patient randomized, placebo-controlled Phase II clinical trial of BIOBYPASS® in patients with severe coronary artery disease under a research collaboration with Cordis Corporation, a Johnson & Johnson company. BIOBYPASS will be administered directly into targeted regions of the heart using the Cordis NOGASTAR® Mapping and MYOSTAR™ Injection Catheter System.

o	Initiation of an expanded Phase I trial of AdPEDF in patients with recently diagnosed wet age-related macular degeneration, the leading cause of blindness in people over the age of 50.

o
Presentation of Phase I clinical data from our HIV vaccine development program at the recent Keystone Symposium on HIV Vaccines demonstrating that the HIV vaccine was well tolerated and produced both cellular and antibody responses at each dose level tested.

o
Presentation of preclinical data at the American Association of Cancer Research Meeting showing that TNFerade significantly reduced the spread (metastasis) of cancer to lymph nodes in a mouse model of melanoma cancer. We also reported the successful targeting and efficacious treatment in a mouse model of ovarian cancer using a next generation targeted vector to deliver the tumor necrosis factor-alpha gene. GenVec’s work with targeted vectors is being funded in part by our multi-year research collaboration with Fuso Pharmaceutical Industries of Japan.

“Our financial performance during the first quarter of 2005 reflected prudent management of our resources, continued clinical progress with all of our product candidates including the resumption of TNFerade clinical testing, and the success of our vaccine development programs,” said Jeffrey W. Church, GenVec’s chief financial officer. “We continue to expect revenues from collaborators of approximately $18 to $20 million this year, which will help offset the costs of our expanding clinical development programs.”

Conference Call Information

GenVec will host its quarterly conference call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) today. The conference call will be accessible via GenVec’s website at www.genvec.com under Webcasts & Data or by telephone at 800-688-0836 (U.S. or Canada) or 617-614-4072 (international); access code 14380515. An archive of the conference call will be available on GenVec’s website approximately one hour after the event for 30 days.

GenVec is a clinical-stage biopharmaceutical company developing innovative gene-based therapeutics to treat cancer, heart disease, and ophthalmic disorders. Each of our gene-based product candidates uses a common patent-protected platform to deliver genes that produce medically beneficial proteins directly at the site of disease - TNFerade™ for oncology, BIOBYPASS® for cardiovascular disease, and PEDF for ophthalmology. Additional information on GenVec is available at its website at www.genvec.com and in the Company’s various filings with the Securities and Exchange Commission.

Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding future revenues and operating expenses, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. GenVec cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the failure by GenVec to secure and maintain relationships with collaborators; risks relating to the early stage of GenVec’s product candidates under development; uncertainties relating to clinical trials; risks relating to the commercialization, if any, of GenVec’s proposed product candidates; dependence on the efforts of third parties; dependence on intellectual property; and risks that we may lack the financial resources and access to capital to fund our operations. Further information on the factors and risks that could affect GenVec’s business, financial conditions and results of operations, are contained in GenVec’s filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and GenVec assumes no duty to update forward-looking statements.

GenVec, Inc.
Condensed Statements of Operations
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2005	2004
	(Unaudited)
Revenue from strategic alliances and research contracts	$4,549	$2,741
Operating expenses:
Research and development	5,906	6,321
General and administrative	2,198	2,096
Total operating expenses	8,104	8,417
Loss from operations	(3,555)	(5,676)
Interest income	(185)	114
Interest expense	(88)	(88)
Net loss	$(3,458)	$(5,650)
Basic and diluted loss per share	$(0.06)	$(0.11)

Shares used in computing basic and diluted net loss per share	55,636	51,408

GenVec, Inc. Selected Balance Sheet Information (in thousands)
	March 31, 2005	December 31, 2004
	(Unaudited)
Cash and investments	$27,970	$33,065
Working Capital	22,614	26,021
Total assets	38,544	44,071
Stockholder’s equity	27,109	30,481

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